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Exhibit 10.4  Amendment to Cerritos Valley Bank Deferred Compensation Agreement
for James N. Koury

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                                      AMENDMENT

     The Cerritos Valley Bank Deferred Compensation Agreement dated December 24, 1993, between Cerritos Valley Bank (the Company) and James N. Koury (the Executive) is hereby amended as follows:

ARTICLE 4
LIFETIME BENEFITS

4.4 EARLY RETIREMENT BENEFIT

     If the Executive terminates employment prior to the normal retirement age for reasons other than death or disability, the Company may pay an early Retirement Benefit prior to the normal retirement date equal to the deferral account balance. This early payment is at the sole and absolute discretion of the Board of Directors.

4.5 PAYMENT OF BENEFIT

     The Company shall pay the benefit to the Executive in 120 equal monthly installments commencing on the first day of the month following the date set by the Board of Directors above. The Company shall continue to credit interest on the remaining account balance using an interest rate based on the Wall Street Journal prime rate plus 2% which shall be fixed on the date of set by the Board of Directors hereof.

ARTICLE 5
DEATH BENEFITS

5.1 DEATH PRIOR TO THE DISTRIBUTION DATE

     If the Executive dies prior the Distribution Date, the Company shall pay to the Executive's beneficiary the benefit equal to $277,524 per year for a period of ten years in lieu of the benefit equal to the Deferral Account balance at the date of the Executive's death. The Company shall pay the benefit to the beneficiary in 120 nearly equal monthly installments commencing on the first day of the month following the Executive's death.

     This Amendment is agreed to by the Company and the Executive.

Executive                               Cerritos Valley Bank


 /s/ James N. Koury                     /s/ Ellen Toma
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James N. Koury                          Ellen Toma, Secretary

                                         /s/ Roy Trachsel
                                        -------------------------------
                                        Roy Trachsel, Controller

Adopted by the Company
Board on February 18, 1997